Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-200418 on Form S-3 of Lion Biotechnologies, Inc. of our reports dated March 16, 2015, relating to the financial statements and effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Weinberg & Company, P.A.

Los Angeles, California

March 16, 2015